                                                                    EXHIBIT (10)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 80 to the Registration Statement on Form N-4 of our report dated April 29, 2005 relating to the financial statements and financial highlights of Variable Account I of AIG Life Insurance Company and our report dated April 29, 2005 relating to the financial statements of AIG Life Insurance Company. We also consent to the use of our report dated October 17, 2005 relating to the statutory basis financial statements of National Union Fire Insurance Company of Pittsburgh, Pa. for the year ended December 31, 2004, which appear in such Registration Statement. We also consent to the incorporation by reference in the Registration Statement of our report dated May 27, 2005, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the American International Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

Houston, Texas
October 20, 2005